UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2017 (May 22, 2017)
Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. []

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2017, Michael W. Brown informed Insperity, Inc. (the “Company”) of his decision to retire from the board of directors of the Company (the “Board”) at the Company’s 2017 annual meeting of stockholders, which is scheduled to be held on June 16, 2017. Mr. Brown also serves as Chair of the Company’s Compensation Committee and is a member of the Company’s Nominating and Corporate Governance Committee. Mr. Brown’s decision to retire is not due to any disagreements with the Company on any matter related to its operations, policies or practices. Mr. Brown has served on the Board since 1997.

A copy of the press release issued by the Company regarding this event is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1 — Press release issued by Insperity, Inc. on May 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

	By:	/s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President, Legal, General Counsel and Secretary

Date: May 24, 2017

EXHIBIT INDEX

Exhibit
No.    Description

99.1     Press release issued by Insperity, Inc. on May 24, 2017